AdvantaMeds Solutions USA Fund I, Inc.

20511 Abbey Drive

Frankfort, Illinois 60423

United States Securities & Exchange Commission

100 F Street, NE

Washington, DC 20549

Wednesday, December 16th, 2015

Reference: Request for Qualification for

       AdvntaMeds Solutions USA Fund I, Inc. (SEC File No. 024-10494)

                      Regulation A Plus Tier One Offering Statement on SEC Form 1-A

Dear Mr. J. Nolan McWilliams & Mr. Ryan Adams

Pursuant to Rule 461 under the Securities Act of 1933, AdvantaMeds Solution USA Fund I, Inc. (the “Issuer”) hereby respectfully requests that the qualification date of the above-referenced Offering Statement be accelerated so that it will be declared qualified at 5:00 PM, EST, on Thursday, December 24th, 2015, or as soon as is practicable. Please email or fax a copy of the written order from the Securities and Exchange Commission (the “Commission”) verifying the qualification time and date of the Offering Statement to the undersigned at GTHOMPSON@ACCELERAINNOVATIONS.COM. Mr. Geoff Thompson’s direct line is (612) 964-7334.

On behalf of the Issuer, the undersigned acknowledges that the disclosure in the Offering Statement is the responsibility of the Issuer.

1.

Should the Commission or the Staff, acting pursuant to delegated authority, declare the filing of the Offering Statement qualified, it does not foreclose the Commission from taking any action with respect to the filing;

2.

The action of the Commission or the Staff, acting pursuant to delegated authority, in declaring the filing qualified, does not relieve the Issuer from its full responsibility for the adequacy of the disclosure in the filing; and

3.

The Issuer may not assert staff comments and the declaration of qualification as a defense in any proceeding initiated by the Commission or any person under the Federal Securities Laws of the United States of America.

If you have any questions or comments regarding the foregoing, please do not hesitate to contact me at any time.

Sincerely,

Mr. Geoff Thompson

Chief Executive Officer

AdvantaMeds Solutions USA Fund I, Inc.

Email: GTHOMPSON@ACCELERAINNOVATIONS.COM

Phone: (612) 964-7334